UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 22, 2009

Merck & Co., Inc.

(Exact Name of Registrant as Specified in Its Charter)

New Jersey

(State or Other Jurisdiction of Incorporation)

1-3305	22-1109110
(Commission File Number)	(I.R.S. Employer Identification No.)

One Merck Drive, PO Box 100, Whitehouse Station, NJ	08889-0100
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code (908) 423-1000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On June 25, 2009, Merck & Co., Inc. (the “Company”) closed an underwritten public offering of $1,250,000,000 aggregate principal amount of 1.875% Notes due 2011, $1,000,000,000 aggregate principal amount of 4.000% Notes due 2015, $1,250,000,000 aggregate principal amount of 5.000% Notes due 2019 and $750,000,000 aggregate principal amount of 5.850% Notes due 2039 under the Company’s Registration Statement on Form S-3 (Registration No. 333-160134).

A copy of the underwriting agreement dated June 22, 2009 and entered into in connection with the notes between the Company and the underwriters named therein is attached hereto as Exhibit 1 and is incorporated herein by reference. The legal opinion related to these notes is attached hereto as Exhibit 5 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

1	Underwriting Agreement, dated June 22, 2009, between the Company and J.P. Morgan Securities Inc., Banc of America Securities LLC, Citigroup Global Markets Inc. and RBS Securities Inc., as representatives of the several underwriters named therein.

5	Opinion and Consent of Celia A. Colbert, Esq., Senior Vice President, Secretary and Assistant General Counsel of the Company.

23	Consent of Celia A. Colbert, Senior Vice President, Secretary and Assistant General Counsel of the Company (contained in Exhibit 5 to this Current Report on Form 8-K).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Merck & Co., Inc.

Date: June 25, 2009	By:	/s/ Celia A. Colbert
Celia A. Colbert Senior Vice President, Secretary and Assistant General Counsel

EXHIBIT INDEX

Exhibit Number	Description
1	Underwriting Agreement, dated June 22, 2009, between the Company and J.P. Morgan Securities Inc., Banc of America Securities LLC, Citigroup Global Markets Inc. and RBS Securities Inc., as representatives of the several underwriters named therein.

5	Opinion and Consent of Celia A. Colbert, Esq., Senior Vice President, Secretary and Assistant General Counsel of the Company.

23	Consent of Celia A. Colbert, Senior Vice President, Secretary and Assistant General Counsel of the Company (contained in Exhibit 5 to this Current Report on Form 8-K).